Exhibit 99.1

P R E S S     A N N O U N C E M E N T

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Public Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com

Progress Software Announces Strategic Plan to Increase Growth,

Profitability and Shareholder Value

Plans Include Focus on Next Generation Application Development and

Deployment Platform, Divestment of Ten Non-Core Product Lines, $55 Million Cost

Reductions and $350+ Million Share Repurchase

BEDFORD, MA, April 25, 2012 – Progress Software Corporation (NASDAQ: PRGS) announced today a new strategic plan designed to enhance growth, profitability and shareholder value. Under the plan, Progress will become a leading provider of a next-generation, context-aware application development and deployment platform in the Cloud for the Application Platform-as-a-Service (aPaaS) market by investing in its core OpenEdge, DataDirect Connect and Apama Analytics and Decisions products and integrating them into a single, cohesive offering. The strategic plan leverages the Company’s inherent DNA and vast experience in application development and deployment established over 30 years.

As part of the plan, Progress will divest multiple product lines that are not core to the new vision and launch immediate operational restructuring initiatives to significantly reduce annual costs. In addition, Progress’ Board of Directors has authorized a substantial new share repurchase program.

The new strategic plan is the result of a five-month comprehensive evaluation of the Company’s product portfolio, business model, capital allocation strategy, customer base and future opportunities. The evaluation was led by Progress’ President and Chief Executive Officer, Jay Bhatt, who joined Progress in December 2011. Upon joining the Company, Bhatt immediately began the planning process with the Board of Directors, management team and external advisors, including J.P. Morgan.

In commenting on the new plan, Bhatt said: “Progress pioneered the creation of application development and deployment infrastructure tools, technology and software. Our new strategic plan is firmly rooted in this foundation and is designed to significantly improve Progress’ growth and performance. With our refined focus on providing advanced, leading-edge application development products and services to customers, we are confident that we will enhance value for all shareholders.”

Bhatt continued: “Over the past five months, members of my executive management team and I met with customers, partners and shareholders, collaborated with employees and worked with the Board of Directors and our independent advisors to determine the best plan for growth and profitability. Valuable analysis, market feedback and lessons learned from previous product strategies helped inform our view and we fully intend to evolve Progress into a leaner company that will help to lead the computing evolution from on-premise to the Cloud. The Board and I are confident that Progress has the right DNA, scale and experience to make this transformation successful for the benefit of all stakeholders,” added Bhatt.

Michael L. Mark, chairman of the Board, commented: “This new strategic plan represents the Board’s firm commitment to enhance shareholder value. Over the last year, the Progress Board has taken a number of important steps to transform the Company, including adding two new independent board members and hiring Jay Bhatt, the Company’s first external CEO. The Board is unanimous in its support of the new strategic plan and we are confident in Jay’s and his team’s ability to execute the plan successfully to enhance value for all shareholders.”

Focused on Core Capabilities, Growth, Increasing Profitability and Cloud Trends

Under its new plan, Progress will unify the capabilities of OpenEdge, the Progress Arcade portal, DataDirect Connect, Apama Analytics and Decisions, which consists of Complex Event Processing (CEP), Corticon Business Rules Management Solution (BRMS) and the Progress Control Tower, in the Cloud. As a result, Progress is poised to create the industry’s most capable and language-agnostic aPaaS offering with multi-tenancy, Big Data connectivity, and real-time analytics in a new generation category that is experiencing explosive growth.

According to a report by a leading independent IT research and advisory company, by 2015 most enterprises will have part of their business software running in the Cloud, and Cloud-based solutions will be growing at a faster rate than on-premise solutions. The same report also noted that less than 15% of Fortune 500 organizations are effectively collecting and analyzing Big Data in real time. Progress’ focus on a singular, unified product offering will enable partners and customers to deploy, access and analyze applications on any platform, any device and any Cloud with the industry’s fastest time-to-value.

In conjunction with this strategic vision, Progress intends to immediately embark on several initiatives to further strengthen the Company and enhance shareholder value. These initiatives include:

1.	Divest Non-core Product Lines. Progress will divest ten non-core product lines: Actional, Artix, DataXtend, FuseSource, ObjectStore, Orbacus, Orbix, Savvion, Shadow and Sonic. Each of these product lines are strong and viable, however, they no longer fit into the Company’s core portfolio. Fiscal 2011 revenue for these products totaled $172 million. The Company expects to complete the divestitures by the middle to end of FY 2013.

2.	Cost Reductions. Progress expects to reduce annual run-rate costs by approximately $55 million gross, expected to be net $40 million after additional investments, by the end of FY 2012. These efforts include: consolidating facilities and implementing a simplified organizational structure. In addition, Progress intends to reduce its global workforce by approximately 10 to15 percent. The Company expects to complete most of these workforce reductions during its second and third fiscal quarters of 2012, depending upon local legal requirements.

3.	Share Repurchase. The Board of Directors has authorized a $350+ million share repurchase program, which will be implemented over FY 2012 and FY 2013. The Company expects to complete approximately $150 million of this share repurchase program by the end of the current fiscal year and at least $200 million in FY 2013. The shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the company’s discretion, subject to securities laws, market conditions and other factors.

4.	Invest in Core Products. The Company’s operational initiatives include (1) Investing in sales, marketing, and strategic product development for OpenEdge and the Progress Arcade portal in order to leverage the global ecosystem formed around this leading application development and deployment platform; (2) Rejuvenating the market-leading data direct connect database drivers by expanding the product portfolio, investing in new channels, building and establishing a dominant online presence and launching a cloud connect service; and (3) Strengthening the capital market focus around Apama Analytics and Decisions, executing on key use cases to enable application analytics in the cloud, and launching a real time analytics cloud service.

Outlook

Beginning with its fiscal second quarter, the Company intends to separately report on a non-GAAP basis its core and non-core operations. FY 2011 revenue for core products was $361 million, and for non-core products was $172 million. The Company intends to have additional non-GAAP information available for investors outlining operating costs and margins, as well as allocated and unallocated costs in its fiscal second quarter earnings release.

For its core products, the Company expects to achieve a revenue growth rate of 5% in FY 2013 and 7%+ in FY 2014 and beyond and approximately 35% operating margins by FY 2013. Additionally, Progress’ participation in the high-growth aPaaS market creates upside potential in FY 2014 and beyond.

Conference Call

Bhatt and other senior members of the management team will host an investor conference call to review the new strategic plan at 8:00 a.m. ET on Wednesday, April 25, 2012, which will be broadcast live on the investor relations section of the Company’s website at www.progress.com or by dialing 800-343-0823, pass code 4458403. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Prior to the conference call, Progress Software will provide an investor presentation describing in greater detail the new strategic plan. The press release and the investor presentation will be available on the Progress Software website www.progress.com within the investor relations section.

About Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Actional, Apama, Artix, Corticon, DataDirect, DataDirect Connect, DataXtend, Fuse, ObjectStore, Orbix, Progress, Progress Control Tower, Savvion, Shadow and Sonic are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress’s strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress’s business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (1) Progress’s ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of Progress’s strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) Progress’s ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) Progress’s ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (7) the continuing weakness in the U.S. and international economies, which could result in fewer sales of Progress’s products and/or delays in the implementation of Progress’s strategic plan and may otherwise harm Progress’s business; (8) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (9) the receipt and shipment of new orders; (10) Progress’s ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (11) the timely release of enhancements to Progress’s products and customer acceptance of new products; (12) the positioning of Progress’s products in its existing and new markets; (13) variations in the demand for professional services and technical support; (14) Progress’s ability to penetrate international markets and manage its international operations; and (15) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress’s business, please refer to Progress’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2012. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Important Shareholder Information

Progress will hold its 2012 Annual Meeting of Shareholders on May 31, 2012. Progress has filed with the Securities and Exchange Commission and mailed to its shareholders a definitive proxy statement in connection with the Annual Meeting. The proxy statement contains important information about Progress, the Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by Progress with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, Progress’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from Progress by directing a request to Progress at 14 Oak Park, Bedford, Massachusetts 01730, c/o Corporate Secretary.

Progress and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Progress in connection with the Annual Meeting. Information regarding Progress’s directors and executive officers is contained in Progress’s annual report on Form 10-K filed with the SEC on January 30, 2012, as amended, and definitive proxy statement filed with the SEC on April 20, 2012.